EXHIBIT 10.18

Supplementary Agreement to

The Exclusive Consulting Services Agreement

This Supplementary Agreement to the Exclusive Consulting Services Agreement (this "Agreement") is made and entered into by and between the following parties on March 8, 2022 in Beijing, China.

Party A: Yubo International Biotech (Chengdu) Limited

Address: Room 201, Unit 1, Building 9, Phase II A, Sanyi Innovation Center, No. 333 Section 2 Furong Road, Wenjiang District, Chengdu

Party B: Yubo International Biotech (Beijing) Limited

Address: Room 108, Building 6, No. 31 Xishiku Street, Xicheng District, Beijing

Each of Party A and Party B shall be hereinafter referred to as a "Party" respectively, and as the "Parties" collectively.

WHEREAS:

(1)	Party A is a wholly-foreign-owned enterprise registered in the People's Republic of China ("PRC"), and has the necessary resources to provide technical and business Consulting Services;

(2)	Party B is a company with exclusively domestic capital registered in PRC;

(3)

The Parties entered into an Exclusive Consulting Services Agreement on September 11, 2020 (the "Original Agreement"). Pursuant to the Original Agreement, Party A shall utilize its advantages in human resources, technology and information, to provide relevant exclusive technical services, technical consulting and other related services (the "Services") to Party B. In consideration of the foregoing, Party B shall pay Party A the services fees (the "Services Fees");

(4)

According to Section 2.1 of the Original Agreement, the Services Fees shall be determined and paid in accordance with the method stipulated in the separate written agreement between Party A and Party B and the specific amount of the Services Fees shall be determined by taking into account, among other things, technical difficulty and complexity of the Services. After signing the Original Agreement, the Parties have determined the standard amount of the Services Fees in the process of cooperation and wish to further define the calculation and payment method for the Services Fees through this Agreement.

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Therefore, through mutual discussion, Party A and Party B have reached the following agreement:

1.

The Parties agree and confirm that the Services Fees shall be settled on a yearly basis; during the term of the Original Agreement, Party B shall pay ninety percent (90%) of all the after-tax profit of Party B each year to Party A as the Services Fees of such year. Party B agrees to calculate the after-tax profit of Party B for such year and pay the Services Fees to Party A for such year as soon as possible.

2.

The execution, validity, interpretation, implementation of this Agreement and settlement of disputes in respect of this Agreement shall be governed by and construed in accordance with the laws of the PRC. Any dispute arising from the interpretation and performance of the provisions of this Agreement shall be resolved by the Parties through consultation in good faith. If the Parties fail to agree upon a dispute within 30 days after any Party requests to resolve such dispute through consultation, either Party may submit the dispute to China International Economic and Trade Arbitration Commission, in accordance with the Commission's then-effective arbitration rules. The arbitration shall be conducted in Beijing and conducted in the Chinese language. The arbitration award shall be final and binding on Parties.

3.

This Agreement shall become effective upon signature and seal by Parties. After the effectiveness of this Agreement, if there is any discrepancy between the Original Agreement and this Agreement, this Agreement shall prevail; in the absence of relevant provisions in this Agreement, the Original Agreement shall prevail.

4.	This Agreement shall be made in two (2) originals of the same legal effect with each Party holding one.

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IN WITNESS WHEREOF, the Parties have executed this Supplementary Agreement to the Exclusive Consulting Services Agreement as of the date first written above.

Party A: Yubo International Biotech (Chengdu) Limited (Seal)

By:	/s/ Jun Wang
Name:	Jun Wang
Title:	Legal Representative

Party B: Yubo International Biotech (Beijing) Limited (Seal)

By:	/s/ Jun Wang
Name:	Jun Wang
Title:	Legal Representative

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